As filed with the Securities and Exchange Commission on April 22, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Newtek Business Services Corp.

(Exact name of registrant as specified in its charter)

Maryland	46-3755188
(Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

212 West 35th Street, 2nd Floor, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-204915

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.00% Notes due 2021	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

This Form 8-A is being filed in connection with Newtek Business Services Corp.’s, a Maryland corporation (the “Registrant”), offering of its 7.00% Notes due 2021 (the “Notes”). The Notes are expected to be listed on the Nasdaq Global Market and to trade thereon within 30 days of the original issue date under the trading symbol “NEWTL.” As of April 22, 2016, the Registrant had sold and issued $35,000,000 in aggregate principal amount of the Notes and granted an overallotment option of up to $5,250,000 in aggregate principal amount of the Notes.

The description of the Notes is incorporated herein by reference to (i) the information set forth under the heading “Description of Our Debt Securities” in the Registrant’s Prospectus included in Pre-Effective Amendment No. 1 to its Registration Statement on Form N-2 (Registration No. 333-204915) as filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2015 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information under the headings “Specific Terms of the Notes and the Offering” and “Description of Notes” in the Registrant’s Prospectus Supplement dated April 15, 2016, as filed with the SEC on April 15, 2016 pursuant to Rule 497 under the Securities Act. The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2.	Exhibits

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

4.1	Base Indenture, dated as of September 23, 2015, between the Registrant, as issuer, and U.S. Bank National Association, as trustee (Filed as Exhibit D.2 to the Registrant’s Post-Effective Amendment No. 1 to its Registration Statement on Form N-2 (Registration No. 333-204915), as filed on September 23, 2015 with the SEC, and incorporated herein by reference).
4.2	Second Supplemental Indenture, relating to the 7.00% Notes due 2021, dated as of April 22, 2016, between the Registrant, as issuer, and U.S. Bank National Association, as trustee (Filed as Exhibit D.6 to the Registrant’s Post-Effective Amendment No. 3 to its Registration Statement on Form N-2 (Registration No. 333-204915), as filed on April 22, 2016 with the SEC, and incorporated herein by reference).
4.3	Form of Global Note with respect to the 7.00% Notes due 2021 (incorporated by reference to Exhibit 4.2 hereto, and Exhibit A therein).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 22, 2016

NEWTEK BUSINESS SERVICES CORP.

By:	/s/ Barry Sloane
Barry Sloane
Chief Executive Officer, President and Chairman of the Board

EXHIBIT INDEX

Number	Exhibit

4.1	Base Indenture, dated as of September 23, 2015, between the Registrant, as issuer, and U.S. Bank National Association, as trustee (Filed as Exhibit D.2 to the Registrant’s Post-Effective Amendment No. 1 to its Registration Statement on Form N-2 (Registration No. 333-204915), as filed on September 23, 2015 with the SEC, and incorporated herein by reference).
4.2	Second Supplemental Indenture, relating to the 7.00% Notes due 2021, dated as of April 22, 2016, between the Registrant, as issuer, and U.S. Bank National Association, as trustee (Filed as Exhibit D.6 to the Registrant’s Post-Effective Amendment No. 3 to its Registration Statement on Form N-2 (Registration No. 333-204915), as filed on April 22, 2016 with the SEC, and incorporated herein by reference).
4.3	Form of Global Note with respect to the 7.00% Notes due 2021 (incorporated by reference to Exhibit 4.2 hereto, and Exhibit A therein).